EXHIBIT VII


              AMENDMENT NO. 1 TO RIGHT OF FIRST OFFER AGREEMENT

     This Amendment No. 1 (the "Amendment") to the Right of First Offer Agreement (the "Agreement"), made and entered into as of the 30th day of November, 1993, by and among AMSC, Hughes, ST, the Investments Entities (including SMT), and Mtel Group, is entered into as of the 28th day of June, 1996, by the requisite Parties to such Amendment. Capitalized terms used herein without definition shall have the respective meanings attributed thereto in the Agreement.

     WHEREAS, the Parties desire to limit the scope of the restrictions contained in the Agreement;

     NOW, THEREFORE, in consideration of the Parties' mutual promises and agreements set forth herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1. The Parties agree that the Agreement is amended to apply only to Transfers between and among Hughes, ST and Investments Entities. The Parties agree that, except as provided in the foregoing sentence, the Parties may transfer their shares without restriction under the Agreement.

2. AMSC further agrees that, upon request and tender of a stock certificate(s) by any Party to the Agreement, AMSC will cause any restrictive legend relating to the Agreement to be removed.

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 28th day of June, 1996.

AMERICAN MOBILE SATELLITE CORPORATION
By:     /s/  Randy Segal
   ---------------------------
Name:        Randy Segal
Title:       Vice President


HUGHES COMMUNICATIONS SATELLITE SERVICES, INC.
By:     /s/  Harold E. McDonnell
   -----------------------------
Name:        Harold E. McDonnell
Title:       Executive Vice President

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SINGAPORE TELECOMMUNICATIONS LTD.
By:     /s/  Lim Toon
   -----------------------------
Name:        Lim Toon
Title:       Executive Vice President



SATELLITE COMMUNICATIONS INVESTMENTS CORPORATION
By:     /s/  Andrew A. Quartner
   -------------------------------
Name:
Title:

SPACE TECHNOLOGIES INVESTMENTS, INC.
By:     /s/  Andrew A. Quartner
   ------------------------------
Name:
Title:

SATELLITE MOBIL TELEPHONE COMPANY, L.P.
Satellite Communications Investments Corporation
a General Partner
By:      /s/ Andrew A. Quartner
   -----------------------------
Name:
Title:

TRANSIT COMMUNICATIONS, INC.
By:          Andrew A. Quartner
   -------------------------------
Name:
Title


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